Exhibit 10.44

OPTION NUMBER:	08-13
OPTIONEE:	Gary Hattersley
DATE OF GRANT:	December 3, 2008
EXERCISE PRICE:	$0.08
COVERED SHARES:	194,346

RADIUS HEALTH, INC.
2003 LONG-TERM INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

1.                                    Definitions. In this Agreement, capitalized terms used herein and not defined elsewhere herein shall have the following meanings:

1.1                                  “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company either directly or indirectly.

1.2                                  “Agreement” means this Stock Option Agreement.

1.3                                  “Board” means the Board of Directors of the Company.

1.4                                  “Cause” means the Optionee’s (a) failure to substantially perform his duties (other than by reason of Disability) with respect to the Company or any of its Affiliates, (b) engaging in conduct known by the Optionee or that reasonably should be known by the Optionee to be injurious to the Company or any of its Affiliates, (c) breach of fiduciary duty to the Company or any of its Affiliates, (d) dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Company or any of its Affiliates, (e) willful violation of the policies of the Company or any of its Affiliates, or (f) conviction of a felony or crime involving moral turpitude. All determinations of Cause hereunder shall be made by the Committee in its discretion and shall be binding for all purposes hereunder.

1.5                                  “Code” means the Internal Revenue Code of 1986, as amended.

1.6                                  “Committee” means the committee(s), subcommittee(s), or person(s) charged, pursuant to the provisions of the Plan, with the administration of the Plan.

1.7                                  “Common Stock” means the common stock, par value $.01 per share, of the Company.

1.8                                  “Company” means Radius Health, Inc., a Delaware corporation, and any successor thereto.

1.9                                  “Covered Shares” means the shares of Common Stock subject to the Option.

1.10                            “Date of Exercise” means the date on which the Company receives notice pursuant to Section 5.2 of the exercise, as a whole or in part, of the Option.

1.11                            “Date of Expiration” means the date on which the Option shall expire, which shall be the earliest of the following times:

(a)            the date of the first notification to the Optionee that the Optionee’s Service is terminated by the Company or an Affiliate for Cause;

(b)           thirty (30) days after termination of the Optionee’s Service for any reason other than by the Company or an Affiliate for Cause, death or Disability; provided, however, that if the Optionee dies within thirty (30) days of such termination, the Option shall be exercisable for a period of one (1) year after such termination;

(c)            three (3) years after termination of the Optionee’s Service with the Company or an Affiliate by reason of death or, Disability; or

(d)           ten (10) years after the Date of Grant.

1.12                            “Date of Grant” means the date set forth at the beginning of this Agreement.

1.13                            “Disability” means the Optionee’s (a) total and permanent disability under any long-term disability plan or policy of the Company and/or its Affiliates in which the Optionee participates such that the Optionee becomes entitled to long-term disability payments thereunder, or (b) in the absence of any such plan or policy, a good faith determination by the Board that the Optionee is permanently and totally disabled.

1.14                            “Exercise Price” means the dollar amount per share of Common Stock set forth on page 1 of this Agreement, as it may be adjusted from time to time pursuant to Section 4 hereof.

1.15                            “Fair Market Value” means, (a) if the Common Stock is traded on a securities exchange or automated dealer quotation system, at the Committee’s election, either (i) the last sale price for a share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select, or (ii) the average of the closing prices of the Common Stock on such exchange or quotation system for the ten (10) trading days immediately preceding the relevant date, or (b) if the Common Stock is not traded on a securities exchange or automated dealer quotation system, an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

1.16                            “Family Member” means a person who is (a) an ancestor, descendant, sibling or spouse of the Optionee, (b) determined by the Committee, in its sole discretion, to be a family member of the Optionee, or (c) a trust for the benefit of person(s) identified in paragraphs (a) or (b) hereof.

1.17                             “Option” means the stock option granted to the Optionee in Section 2 of this Agreement.

1.18                             “Option Period” means the period specified in Section 3.2 hereof.

1.19                             “Optionee” means the person identified on page 1 of this Agreement.

1.20                             “Plan” means the Radius Health, Inc. 2003 Long-Term Incentive Plan, as amended from time to time.

1.21                             “Service” means, if the Optionee is (a) an employee of the Company and/or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s service as an employee of the Company and/or any of its Affiliates, (b) a member of the Board of Directors of the Company or any of its Affiliates but not an employee of the Company or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s service as a member of such Board of Directors, or (c) a consultant or independent contractor to the Company or any of its Affiliates (as determined by the Committee in its discretion) and is not described in the preceding clause (b), the Optionee’s service as a consultant or independent contractor to the Company and/or any of its Affiliates. The Optionee’s Service shall not be treated as having terminated if the capacity in which the Optionee provides Service, as described in the preceding sentence, changes, provided that the Optionee’s Service is continuous notwithstanding such change.

1.22                             “Vesting Schedule” means the following schedule in which the Covered Shares vest: the Covered Shares shall vest over time, in sixteen (16) quarterly installments, each quarterly installment being as equal in number of shares as possible (as determined by the Company in its reasonable discretion), with the first quarterly installment vesting on January 1, 2009, and an additional quarterly installment vesting on the first day of each calendar quarter thereafter, until all of the Covered Shares are fully vested and the Option may be exercised as to 100% of the Covered Shares.

2.                Grant of Option.  Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Optionee, as of the Date of Grant, the Option to purchase from the Company that number of shares identified as the “Covered Shares” on page 1 of this Agreement, exercisable at the Exercise Price.

3.                Terms of the Option.

3.1                                  Type of Option.  The Option is an incentive stock option within the meaning of Section 422 of the Code of 1986.

3.2                                  Option Period.  Subject to the terms and conditions set forth in this

Agreement, the Option may be exercised as to the Covered Shares during the period commencing on the Date of Grant and terminating on the Date of Expiration according to the Vesting Schedule.

3.3                                  Nontransferability. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee, or, in the event of the Optionee’s legal disability, by the Optionee’s legal representative.

3.4                                 Payment of the Exercise Price.  The Optionee, upon exercise, as a whole or in part, of the Option, shall pay the Exercise Price, which payment maybe made by any or all of the following means, either alone or in combination:

(a)          cash or check payable to the order of the Company;

(b)         if at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system delivery (either actual or constructive) such number of shares of unencumbered Common Stock (provided that such shares, if acquired under the Option or under any other option or award granted under the Plan or any other plan sponsored or maintained by the Company, have been held by the Optionee for at least six (6) months) that have an aggregate Fair Market Value on the Date of Exercise equal to that portion of the Exercise Price being paid by delivery of such shares; or

(c)          if at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system and in accordance with such rules as may be specified by the Committee, delivery to the Company of a properly executed exercise notice and irrevocable instructions to a registered securities broker promptly to deliver to the Company cash equal to the Exercise Price for that portion of the Option being exercised.

4.                                       Capital Adjustments.  The number of Covered Shares as to which the Option has not been exercised, the Exercise Price, and the type of stock or other consideration to be received on exercise of the Option shall be subject to such substitution, adjustment or change, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, split-ups, spin-offs, recapitalizations, reclassifications, combinations or exchanges of shares, mergers, consolidations, liquidations, and the like, of or by the Company. Any adjustment determined to be appropriate by the Committee shall be conclusive and shall be binding on the Optionee.

5.                                       Exercise.

5.1                                  Exercisability. The Option may be exercised at any time, and from time to time, during the Option Period, as a whole or in part to the extent of the percentage of Covered Shares set forth in the Vesting Schedule under Section 1.22 hereof; provided, that (i) in no event shall any such exercise be for less than one hundred (100) Covered Shares or, if the number of Covered Shares remaining subject to the Option total less than one hundred (100), such total remaining shares; (ii) any exercise of the Option shall be in whole shares; and (iii)

the Option shall in no event be exercisable for an aggregate of more than the number of Covered Shares set forth on page 1 of this Agreement that shall have vested at the time of exercise under the Vesting Schedule, as adjusted pursuant to Section 4 herein.

5.2                                  Notice. Subject to Section 5.1, the Option shall be exercised by the delivery to the Company of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by full payment (or means of full payment permitted by Section 3.4 hereof) of the Exercise Price with respect to that portion of the Option being exercised. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

5.3                                  Withholding. The Company’s obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements. The Optionee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, authorizing the Company to withhold shares of Common Stock from the shares otherwise issuable to the Optionee upon exercise of the Option; or (c) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, delivering to the Company already-owned and unencumbered shares of Common Stock. For purposes of this Section 5.3, shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises, and in no event shall the aggregate Fair Market Value of the shares of Common Stock withheld and/or delivered pursuant to this Section 5.3 exceed (the minimum amount of taxes required to be withheld in connection with exercise of the Option.

5.4                                  Effect. The exercise, as a whole or in part, of the Option shall cause a reduction in the number of Covered Shares as to which the Option may be exercised in an amount equal to the number of shares of Common Stock as to which the Option is exercised.

6.                                       Representations.  The Optionee hereby represents and warrants that the Optionee has received and reviewed a copy of the Plan. The Optionee agrees that, upon the issuance of any shares of Common Stock upon the exercise of the Option, the Optionee will, upon the request of the Company, represent and warrant in writing that the Optionee (a) has received and reviewed a copy of the Plan; (b) is capable of evaluating the merits and risks of exercising the Option and acquiring the shares and able to bear the economic risks of such investment; (c) has made such investigation as he or she deems necessary and appropriate of the business and financial prospects of the Company; and (d) is acquiring the shares for investment only and not with a view to resale or other distribution thereof. The Optionee shall make such other representations and warranties that the Committee may request for the purpose of complying with applicable law.

7.                 Reserved.

8.                 Legends.  The Optionee agrees that the certificates evidencing the shares of Common Stock issued upon exercise of the Option may include any legend which the Committee deems appropriate to reflect the transfer and other restrictions contained in the Plan, this Agreement or to comply with applicable laws.

9.                 Rights as Stockholder.  The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement.

10.           Service.  Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ or retain the Optionee for any period.

11.           Subject to the Plan.  The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any rights or benefits under this Agreement.  In addition, the Option is subject to any rules and regulations promulgated by the Committee.

12.           Governing Law.  The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws.

13.           Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

ATTEST:	RADIUS HEALTH, INC.

/s/ B.N.Harvey	By:	/s/ C. Richard Edmond Lyttle

Accepted and agreed to as of the Date of Grant:

/s/ Gary Hattersley
Gary Hattersley

“EXHIBIT A”

EXERCISE OF OPTION

Board of Directors
Radius Health, Inc.

,

Gentlemen:

The undersigned, the Optionee under the Stock Option Agreement (“Agreement”) identified as Option No.                        granted pursuant to the Radius Health, Inc. 2003 Long-Term Incentive Plan, hereby irrevocably elects to exercise the Option granted in the Agreement to purchase              shares of Common Stock of Radius Health, Inc., par value $0.01 per share (the “Option Shares”), and herewith makes payment of $                        in the form of (check all that apply and if more than one is checked, indicate the amount to be paid by each payment method):

☐ Cash or Check:

☐ Common Stock:*

☐ Brokerage Transaction: *

The undersigned hereby elects to satisfy applicable withholding requirements by (check all that apply and, if more than one is checked, indicate the amount to be withheld by each withholding method):

☐ Cash or Check:

☐ Withholding of Common Stock: *

☐ Delivery of Common Stock: *

* Applicable only if the Common Stock is listed on a national securities exchange or an automated dealer quotation system and the requirements of Section 3.4(c) or 5.2, as applicable, of the Agreement are satisfied.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement:

The undersigned hereby represents as follows:

1.                                       The Optionee has received and reviewed a copy of the Plan;

2.                                       The Optionee is capable of evaluating the merits and risks of exercising the Option and acquiring the shares of Common Stock and is able to bear the economic risks of such investment;

3.                                       The Optionee has made such investigations as the Optionee deems necessary and appropriate of the business and financial prospects of the Company; and

4.                                       The Optionee is acquiring the shares of Common Stock for investment only and not with a view to resale or other distribution thereof.

The Optionee acknowledges that the Company has made available to the Optionee the opportunity to obtain information to evaluate the merits and risks associated with the Agreement and the transactions contemplated thereby. The Optionee further acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with the Company’s business operations and prospects, the lack of a public market for the shares of Common Stock, and the limitations on the transferability of the Option and the shares of Common Stock.

Optionee acknowledges and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificates evidencing ownership of Common Stock together with any other legends that may be required by federal or state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE (THE “OTHER ACTS”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE OTHER ACTS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE OTHER ACTS.

Date:
(Signature of Optionee)

Date received by Radius Health, Inc.:

Received by:

Note: Shares of Common Stock being delivered in payment of all or any part of the Exercise Price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.